Exhibit 99.1


     American Software Reports First Quarter of Fiscal Year 2004 Results;

Marking the Tenth Consecutive Quarter of Profitability and Positive Cash Flow



    ATLANTA, Aug. 20 /PRNewswire-FirstCall/ -- American Software, Inc.

(Nasdaq: AMSWA) today reported its financial results for the first quarter of fiscal year 2004.

    Total revenues for the first quarter ended July 31, 2003 were $13.1 million compared to $14.6 million during the same period last year.  For the first quarter, software license fees were $2.6 million compared to $3.0 million during the same period last year.  Services and other revenues were

$5.8 million compared to $6.5 million for the same period last year.

Maintenance revenues were $4.6 million compared to $5.1 million during the same period last year.  Operating income was $420,000 for the first quarter fiscal 2004 compared to $778,000 during the same period last year.  Net earnings from continuing operations for the first quarter of fiscal year 2004 were $1.1 million compared to $988,000 from the same period last year.  For the first quarter of fiscal 2004, the Company reported earnings per share

(diluted) of $0.05 compared to earnings per share (diluted) of $0.04 for the first quarter of fiscal year 2003.

    "We are pleased with our continued profitability and cash generation given the general market conditions and global economic uncertainty that continue to impact capital expenditures.  We will utilize our financial strength to reinvest in the Company as well as return cash to our shareholders through our quarterly dividend which was announced during the first quarter," said James

C. Edenfield, President and CEO of American Software.

    "As more companies seek to decrease costs and leverage global suppliers and manufacturing partners, the task of managing the supply chain grows exponentially with each partner," continued Edenfield.  "In order to keep pace and achieve needed visibility, companies are seeking the application tools in our product portfolio which provide the ability to reduce costs, optimize production and collaborate in real-time."

    The overall financial condition of the Company remains strong, with cash and investments of approximately $62.7 million and zero debt as of July 31,

2003.  The Company's cash and investment position increased by $2.2 million sequentially from April 30, 2003 and $5.3 million compared to July 31, 2002.

During the first quarter, the Company purchased approximately 25,000 of its shares on the open market under the current stock buyback program at a cost of approximately $113,000.  There are approximately 1.9 million shares remaining to purchase under the total authorization of 4.2 million shares.



    Recent Highlights Include:

    *  On July 9, 2003, the Company announced initiation of a quarterly dividend policy, declaring the Company's initial quarterly cash dividend of $0.06 per share.  The Company's first cash dividend is payable on September 19, 2003 to both Class A and Class B shareholders of record at the close of business on August 20, 2003.



    Customers

    *  Notable new and existing customers placing orders with the Company in the first quarter of fiscal year 2004 include: Alberto-Culver Company,

       Joseph A. Banks Clothiers, Inc., Katun, Kellwood Company, SSA Global

       Technologies, VF Corporation and a leading manufacturer of branded apparel.



    *  The Company's 86% owned subsidiary, Logility, Inc. (Nasdaq: LGTY),

       announced Bell(R) Sports, the world's leading designer and marketer of helmets and accessories for bicycling and other active sports, has selected Logility Voyager Global Sourcing Management(TM) to streamline and manage the global design and production of its branded helmets,

       cycling accessories and fitness products.  A long-time Logility customer, Bell Sports received a "Logility Leadership Award" for supply chain excellence in its use of Logility Voyager Solutions to reduce inventory by 25.9%, slash retail out-of-stocks by 234%, and increase sales by 20% through improved forecast accuracy and collaborative planning with customers and suppliers.



    *  Facet Technologies, a division of Matria Healthcare and innovative provider of medical devices for the healthcare industry, has selected

       Logility as its partner in driving supply chain management improvements.



    *  Saks Incorporated, widely regarded for its superior customer service and effective store replenishment strategy, was presented the "John

       Hewson Sailing to New Heights with Logility" award for supply chain excellence powered by Logility solutions.  Saks' deployment of Logility

       Voyager Demand Planning and Inventory Planning solutions enabled it to achieve immediate benefits as well as ongoing, continuous improvements in service levels, inventory turns and forecast accuracy for replenishment items.



    *  Logility announced the fifth annual Logility Leadership Award winners recognizing a select group of customers who have significantly improved their business operations through the deployment of Logility Voyager

       Solutions(TM).  The 2003 Logility Leadership Award was presented to the following companies:  Bell Sports, ConAgra Foods Grocery Foods Group,

        xpedx and a leading global pharmaceutical company.



    *  The Company announced that Confecciones del Valle has selected our wholly-owned subsidiary, New Generation Computing's, Apparel

       Management Accounting System (AMAS) to improve its accounting and customer service operations.  The software, which Confecciones del

       Valle will deploy in the Fall at its manufacturing plant in El

       Salvador, will enable the company to integrate its sales, distribution,

       finance, production planning, administration, accounting, electronic data interchange (EDI) and other functions onto one easy-to-use, PC-

       based system.



    *  The Company announced this quarter that Wilsons, The Leather Experts

       Inc. has installed New Generation Computing's e-Pack and e-Shipment

       Tracking software to gain inbound visibility of its entire production process.  The installation of the two Web-based software modules, which are part of NGC's e-SPS product suite, will enable Wilsons Leather's sourcing and logistics teams to monitor and track the shipments of products in real time from factories in Asia to the company's distribution centers. "Inbound visibility will enable us to significantly improve our internal production and inventory controls,"

       said Scott Christian, director of supply chain systems for Wilsons

       Leather.  "The first e-SPS modules we installed have been easy to use and have made it possible for us to streamline many aspects of our sourcing of products."



    *  The Company announced that Agrotec has selected New Generation

       Computing's Apparel Management Accounting System (AMAS) and The

       Production Manager (TPM) to manage its operations in El Salvador.  The software, which Agrotec will install in August at its manufacturing plant in El Salvador, will enable the company to integrate multiple business processes -- sales, distribution, finance, production planning, administration, accounting, electronic data interchange,

       shop-floor control, incentive payroll and other functions -- onto one easy-to-use, PC-based system.



    Products and Technology

    *  Logility's Voyager Solutions release 7.0 was unveiled at Connections

       2003, the company's annual user group conference, providing a preview of its web-based collaborative supply chain optimization solutions.

       The new release focuses on streamlining and accelerating the collaborative supply chain between internal partners such as marketing,

       sales, finance, manufacturing, warehouse management and logistics as well as external trading partners such as customers, suppliers and carriers.  The Logility Voyager Solutions 7.0 suite helps companies take a performance-driven view of the supply chain to reduce costs,

       optimize inventory investments, increase sales and improve customer service through innovative demand management, optimized supply chain planning, streamlined warehouse and transportation management and real-

       time visibility of global orders, inventories and key performance indicators across the supply chain.



    *  Logility announced that its Logility Voyager Solutions are fast becoming the preferred choice for companies who are brand owners of softgoods products, including seasonally-influenced consumer items such as apparel, footwear, furnishings, accessories and textiles.  The company estimates that softgoods manufacturers and distributors are using Logility products to plan and optimize inventory representing more than $20 billion in annual revenue.



    *  Logility announced its repeat selection for three honors -- one of

       Georgia's 100 Top-Performing Companies (published by the Atlanta

       Journal-Constitution), one of MSI Magazine's Top 100 Software Vendors,

       and one of Inbound Logistics Magazine's Top 100 Logistics IT companies.



    *  The Company announced that New Generation Computing Inc. (NGC)

       introduced the 2003 version of e-SPS, Web-based strategic sourcing software that provides retailers, apparel manufacturers, brand managers and importers with end to-end visibility and the remote management of global production processes.  "Sourcing executives are cutting back their travel to Asia and other regions where their own production facilities or vendors are located," said Alan Brooks, president of NGC.

       "We developed e-SPS 2003 with this in mind and expect to build on the success we've already experienced in the retail and apparel manufacturing sectors.  The demand for e-SPS continues to rise as companies learn of the immediate ROI that major retailers and apparel manufacturers have enjoyed using our product."



    *  The Company announced the availability of Host-Access, a tool that extends American Software applications running on the IBM(R) zSeries(R)

       (S/390(R)) and IBM iSeries(TM) (AS/400(R)) platforms to web browsers,

       and enables customized graphical user interfaces.  American Software's

       Host-Access uses the IBM WebSphere(R) Host Access Transformation Server

       (HATS) software, a component of IBM's powerful WebSphere Host

       Integration Solution suite (HIS) and a member of the IBM WebSphere family of products.  American Software's Host-Access utilizes the HATS advanced rules-based transformation engine to apply American Software's enterprise application rules and screen customization, delivering HTML directly to the desktop requiring only a web browser.  American

       Software has extended this web browser solution with additional web features such as cascading menu driven navigation, popup calendars, and popup selection windows to aid data entry.  American Software's Host-

       Access provides a consistent web presentation to the company's strong supply chain management ERP solutions.  Host-Access helps maximize end user productivity while taking advantage of the proven, security- rich,

       enterprise-class performance of IBM's Host Integration Solution.



    About American Software, Inc.

    Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including enterprise-wide, supply chain management, Internet commerce, financial, warehouse management and manufacturing packages.

e-Intelliprise(TM) is a total ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies.  American Software owns 86% of Logility, Inc. (Nasdaq: LGTY), a leading supplier of collaborative solutions to optimize the supply chain.

Logility is proud to serve such customers as ConAgra, Continental Tire North

America, Huhtamaki UK, McCormick & Company, Mill's Pride, Pernod-Ricard, Sigma

Aldrich, VF Corporation and xpedx.  New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers, importers and other businesses in the sewn-products industry.  Headquartered in Miami, NGC has sales offices worldwide and clients that include Dick's Sporting Goods,

Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren

Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF

Corporation.



    Forward Looking Statements

    This press release contains forward-looking statements that are subject to substantial risks and uncertainties.  There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein.  These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues.  For further information about risks the

Company could experience as well as other information, please refer to the

Company's Form 10-K for the year ended April 30, 2003 and other reports and documents subsequently filed with the Securities and Exchange Commission.  For more information, contact:  Vincent C. Klinges, Chief Financial Officer,

American Software, Inc., (404) 264-5477 or fax:  (404) 237-8868.

    For more information on the Company, contact: American Software, 470 East

Paces Ferry Rd., Atlanta, GA 30305 (800) 726-2946.  (404) 261-4381.  FAX:

(404) 264-5206  INTERNET:  www.amsoftware.com or E-mail: ask@amsoftware.com





                            AMERICAN SOFTWARE, INC.

                            Statements of Operations

                     (In thousands, except per share data)

                                  (Unaudited)



                                                   First Quarter Ended

                                                        July 31,
                                             ------------------------------
                                                                      Pct

                                              2003        2002        Chg.
                                             -------     -------     ------

    Revenues:

      License                                 $2,640      $2,959      (11%)

      Services & other                         5,846       6,505      (10%)

      Maintenance                              4,604       5,094      (10%)
                                             -------     -------     ------
         Total Revenues                       13,090      14,558      (10%)
                                             -------     -------     ------


    Cost of Revenues:

      License                                  1,032       1,026        1%

      Services & other                         3,993       4,554      (12%)

      Maintenance                              1,245       1,399      (11%)
                                             -------     -------     ------
         Total Cost of Revenues                6,270       6,979      (10%)
                                             -------     -------     ------
    Gross Margin                               6,820       7,579      (10%)
                                             -------     -------     ------
    Operating expenses:

      Research and development                 2,000       2,249      (11%)

      Less: capitalized development             (833)       (809)       3%

      Sales and marketing                      2,976       3,001       (1%)

      General and administrative               2,169       2,232       (3%)

      Provision for doubtful accounts             88         128      (31%)
                                             -------     -------     ------
         Total operating expenses              6,400       6,801       (6%)
                                             -------     -------     ------
    Operating income                             420         778      (46%)
                                             -------     -------     ------
      Interest income                            293         349      (16%)

      Other, net                                 465        (158)      ---

      Minority interest                          (50)         19       ---
                                             -------     -------     ------
    Income from continuing operations

     before tax expense/(benefit)              1,128         988       14%

         Income tax expense/(benefit)            ---         ---       ---

    Income from continuing operations          1,128         988       14%
                                             -------     -------     ------
    Discontinued Operations:

      Gain on sale of discontinued

       segment                                   ---         462       ---
                                             -------     -------     ------
    Net Earnings                              $1,128      $1,450      (22%)
                                             -------     -------     ------
    Earnings per common share:

      Basic:

         Continuing operations                 $0.05       $0.04       25%

         Discontinued operations                $---        0.02       ---
                                             -------     -------     ------
                                               $0.05       $0.06      (17%)
                                             =======     =======     ======
      Diluted:

         Continuing operations                 $0.05       $0.04       25%

         Discontinued operations                $---        0.02       ---
                                             -------     -------     ------
                                               $0.05       $0.06      (17%)
                                             =======     =======     ======



    Weighted average common shares

     outstanding

         Basic                                22,346      22,625

         Diluted                              24,291      23,475







                          Balance Sheet Information

                                (in thousands)

                                 (Unaudited)

                                                           July 31,
                                                   -------------------------
                                                    2003              2002
                                                   -------           -------
    Cash and Short & Long term investments         $62,730           $57,460

    Accounts Receivable:

       Billed                                        6,630             7,404

       Unbilled                                      2,864             3,052
                                                   -------           -------
    Total Accounts Receivable, net                   9,494            10,456

    Prepaids & Other                                   600               809

    Other Assets                                    21,766            23,580
                                                   -------           -------
         Total Assets                              $94,590           $92,305
                                                   =======           =======



    Accounts Payable                                  $635              $436

    Other Current Liabilities                        4,523            10,006

    Deferred Revenues                               10,493            10,434

    Other Noncurrent Liabilities                       ---                38

    Minority Interest                                4,179             4,013

    Shareholders' Equity                            74,760            67,378
                                                   -------           -------
         Total Liabilities &

          Shareholders' Equity                     $94,590           $92,305
                                                   =======           =======



SOURCE  American Software, Inc.

    -0-                             08/20/2003

    /CONTACT:  Vincent C. Klinges, Chief Financial Officer of American

Software, Inc., +1-404-264-5477/

    /Company News On-Call:  http://www.prnewswire.com/comp/048263.html/

    /Web site:  http://www.amsoftware.com /

    (AMSWA LGTY)



CO:  American Software, Inc.; Logility, Inc.

ST:  Georgia

IN:  CPR STW ECM MLM

SU:  ERN